Exhibit 10.1

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”), dated as of April 7, 2017, is entered into by and between MCA Financial Group, Ltd., as the appointed receiver for Antenna Plus, LLC (“Seller”), and Airgain, Inc., a Delaware corporation (“Buyer”).

RECITALS

WHEREAS, Seller wishes to sell and assign to Buyer, and Buyer wishes to purchase and assume from Seller, the rights and obligations of Seller to the Purchased Assets and the Assumed Liabilities (as defined herein), subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

PURCHASE AND SALE

Section 1.01 Purchase and Sale of Assets. Subject to the terms and conditions set forth herein, Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase from Seller, free and clear of any mortgage, pledge, lien, charge, security interest, claim or other encumbrance (“Encumbrances”), other than Permitted Encumbrances (as defined below), all of Seller’s right, title and interest in and to all of the assets of Seller, wherever located and whether now existing or hereafter acquired (other than the Excluded Assets) (collectively, the “Purchased Assets”), including, without limitation, the assets set forth on Schedules 1.01a-f attached hereto. As used herein, “Permitted Encumbrances” means, collectively: (i) any Encumbrance arising in connection with the Assumed Liabilities (as defined below); (ii) any Encumbrance arising in connection with that certain Ruling on Ownership of New Antenna Design issued by Judge Roger E. Brodman with respect to the matter captioned William J. Liimatainen v. Kevin M. Thill, et al., Maricopa County Superior Court Case No. CV2016-000743 (the “Ruling”) or any appeal thereof or any of the matters set forth therein; or (iii) any Encumbrance with respect to which, as of the Closing Date and after reasonable investigation (which reasonable investigation shall be satisfied upon review of UCC lien searches, federal and state tax lien searches and judgment searches conducted in Maricopa County, Arizona and Lafayette County, Wisconsin within sixty (60) days prior to the Closing Date), the Seller, Stacie Witten and/or Karrilyn M. Thomas have no actual knowledge.

Section 1.02 Excluded Assets.  Notwithstanding the foregoing, the Purchased Assets shall not include: (i) all cash and cash equivalents, bank accounts and securities of Seller; (ii) the organizational documents, minute books, tax returns, books of account or other records having to do with the organization of Seller; (iii) the rights which accrue or will accrue to Seller under this Agreement and the other agreements, instruments and documents required to be delivered hereunder; and (iv) any structures or non-movable assets of Seller located on the Thill’s Concho Valley, Arizona property (collectively, the “Excluded Assets”).

Section 1.03 Assumption of Liabilities. Subject to the terms and conditions set forth herein, Buyer shall assume and agrees to pay, perform and discharge those liabilities and obligations set forth on (i) Schedule 1.03a attached hereto which are not past-due as of the Effective Time, and (ii) Schedule 1.03b attached hereto to the extent relating to circumstances or events occurring after the Closing Date which are not based on or do not result from any liability, obligation or delinquency arising on or before the Closing Date. (collectively, the “Assumed Liabilities”).  Other than the Assumed Liabilities, Buyer shall not assume any liabilities or obligations of Seller of any kind, whether known or unknown, contingent, matured or otherwise, whether currently existing or hereinafter created.

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Section 1.04 Purchase Price. The aggregate purchase price for the Purchased Assets shall be $$6,383,500.00 (the “Purchase Price”), plus the assumption of the Assumed Liabilities. Buyer shall pay the Purchase Price to Seller at the Closing in cash, by wire transfer of immediately available funds in accordance with the wire transfer instructions set forth in writing by Seller to Buyer.

Section 1.05 Purchase Price Adjustment.

(a)Defined Terms. As used in this Section 1.05, the following terms shall have the meanings set forth below.

(i)“Closing Working Capital” means (x) the Current Assets of Seller less (y) the Current Liabilities of Seller, in each case, determined as of the Effective Time.

(ii)“Current Assets” means inventory and current accounts receivable of Seller included in the Purchased Assets.

(iii)“Current Liabilities” means accounts payable and any other current liabilities of Seller included in the Assumed Liabilities.

(iv)“Target Working Capital” means $931,737.04, which amount is calculated and based upon the Seller’s unaudited balance sheet as at February 6, 2017 (“Balance Sheet”).

(b)Post-Closing Adjustment. Within thirty (30) days after the Closing Date, Buyer shall prepare and deliver to Seller a statement setting forth its calculation of Closing Working Capital (the “Closing Working Capital Statement”) using the same principles, policies and practices which were used in the Balance Sheet. The post-closing adjustment shall be an amount equal to the Closing Working Capital minus the Target Working Capital (the “Post-Closing Adjustment”).

(c)Examination and Review.

(i)After receipt of the Closing Working Capital Statement, Seller shall have fifteen (15) days (the “Review Period”) to review the Closing Working Capital Statement. During the Review Period, Seller and its accountants shall have full access to the relevant books and records of Buyer, the personnel of, and work papers prepared by, Buyer and/or its accountants to the extent that they relate to the Closing Working Capital Statement and to such historical financial information (to the extent in Buyer’s possession) relating to the Closing Working Capital Statement as Seller may reasonably request for the purpose of reviewing the Closing Working Capital Statement and to prepare a Statement of Objections; provided, that such access shall be in a manner that does not interfere with the normal business operations of Buyer.

(ii)On or prior to the last day of the Review Period, Seller may object to the Closing Working Capital Statement by delivering to Buyer a written statement setting forth Seller’s objections in reasonable detail, indicating each disputed item or amount and the basis for Seller’s disagreement therewith (the “Statement of Objections”). If Seller fails to deliver a Statement of Objections before the expiration of the Review Period, then the Closing Working Capital Statement and the Post-Closing Adjustment, as the case may be, reflected in the Closing Working Capital Statement shall be deemed to have been accepted by Seller. If Seller delivers a Statement of Objections before the expiration of the Review Period, then Buyer and Seller shall negotiate in good faith to resolve such objections within fifteen (15) days after the delivery of a Statement of Objections (the “Resolution Period”), and, if the same are so resolved within the Resolution Period, then the Post-Closing Adjustment and the Closing Working Capital Statement with such changes as may have been previously agreed in writing by Buyer and Seller, shall be final and binding upon the parties hereto.

(iii)If Seller and Buyer fail to reach an agreement with respect to all of the matters set forth in a Statement of Objections before expiration of the Resolution Period, then any amounts remaining in dispute (“Disputed Amounts”) shall be submitted for resolution to an impartial recognized firm of independent certified public accountants as mutually agreed upon in writing by Seller and Buyer (the “Independent Accountant”) who, acting as experts and not

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arbitrators, shall resolve the Disputed Amounts only and make any adjustments to the Post-Closing Adjustment, as the case may be, and the Closing Working Capital Statement. The parties hereto agree that all adjustments shall be made without regard to materiality. The Independent Accountant shall only decide the specific items under dispute by the parties and their decision for each Disputed Amount must be within the range of values assigned to each such item in the Closing Working Capital Statement and the Statement of Objections, respectively.

(iv)The fees and expenses of the Independent Accountant shall be paid by Seller and Buyer based upon the percentage that the amount actually contested but not awarded to Seller or Buyer, respectively, bears to the aggregate amount actually contested by Seller and Buyer.

(v)The Independent Accountant shall make a determination as soon as practicable within fifteen (15) days (or such other time as the parties hereto shall agree in writing) after their engagement, and their resolution of the Disputed Amounts and their adjustments to the Closing Working Capital Statement and/or the Post-Closing Adjustment shall be final and binding upon the parties hereto.

(vi)If the Post-Closing Adjustment is a positive number, then Buyer shall pay to Seller an amount equal to the Post-Closing Adjustment by wire transfer of immediately available funds to an account designated in writing by Seller to Buyer. If the Post-Closing Adjustment is a negative number, then Seller shall pay to Buyer an amount equal to the Post-Closing Adjustment by wire transfer of immediately available funds to an account designated in writing by Buyer to Seller. Any payment of the Post-Closing Adjustment shall be due within five (5) days after the final determination of the Closing Working Capital Statement and the Post-Closing Adjustment in accordance with this Section 1.05(c).

(d)Adjustments for Tax Purposes. Any payments made pursuant to this Section 1.05 shall be treated as an adjustment to the Purchase Price by the parties for tax purposes, unless otherwise required by applicable law and shall be allocable to and treated as an adjustment to the Class VI asset allocation on Schedule 1.06 attached hereto except to the extent there is an allocation to Class VII in which case it shall first be treated as an adjustment to the Class VII asset class.

Section 1.06 Allocation of Purchase Price. Seller and Buyer agree to allocate the Purchase Price among the Purchased Assets for all purposes (including tax and financial accounting) as set forth on Schedule 1.06 attached hereto. Buyer and Seller shall file all tax returns (including amended returns and claims for refund) and information reports in a manner consistent with such allocation.

Section 1.07 Withholding Tax. Buyer shall be entitled to deduct and withhold from the Purchase Price all taxes that Buyer may be required to deduct and withhold under any applicable tax law. All such withheld amounts shall be treated as delivered to Seller hereunder.

ARTICLE II

CLOSING

Section 2.01 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place remotely by April 27, 2017, which date is no later than the date specified by the Court in the Order approving the Sale Procedures including such date as may be agreed to by the Seller and Buyer as more specifically set forth in such Order (the “Closing Date”).  The consummation of the transactions contemplated by this Agreement shall be deemed to occur at 12:00 a.m. on the Closing Date (the “Effective Time”).

Section 2.02 Closing Deliverables.

(a)At the Closing, Seller shall deliver to Buyer the following:

(i)a bill of sale in the form of Exhibit A attached hereto (the “Bill of Sale”) and duly executed by Seller, transferring the Purchased Assets to Buyer free and clear of any and all Encumbrances other than Permitted Encumbrances;

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(ii)an assignment and assumption agreement in the form of Exhibit B attached hereto (the “Assignment and Assumption Agreement”) and duly executed by Seller, effecting the assignment to and assumption by Buyer of the Purchased Assets and the Assumed Liabilities;

(iii)an assignment of intellectual property in the form of Exhibit C attached hereto (the “Intellectual Property Assignment”) and duly executed by Seller, transferring all of Seller’s right, title and interest in and to the patents, patent applications and all other intellectual property rights of Seller included in the Purchased Assets to Buyer free and clear of all Encumbrances other than Permitted Encumbrances; and

(iv)the original books and records included in the Purchased Assets (or, to the extent originals are not available, copies), and all other tangible Purchased Assets, and copies of any books and records included in the Excluded Assets, to the extent that such books and records are in Seller’s possession.

(b)At the Closing, Buyer shall deliver to Seller the following:

(i)the Purchase Price;

(ii)the Assignment and Assumption Agreement duly executed by Buyer; and

(iii)the Intellectual Property Assignment duly executed by Buyer.

Seller and Buyer further agree that, at Closing, they will execute and deliver any further documents and instruments of transfer reasonably requested by the other party for the purpose of transferring and conveying to Buyer, all property and rights to be transferred and conveyed by this Agreement.

ARTICLE III

COVENANTS

Section 3.01 Further Assurances. Following the Closing, each of the parties hereto shall execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the documents to be delivered hereunder.

Section 3.02 Bulk Sales Laws. The parties hereby waive compliance with the provisions of any bulk sales, bulk transfer or similar laws of any jurisdiction that may otherwise be applicable with respect to the sale of any or all of the Purchased Assets to Buyer.

Section 3.03 Taxes.  All transfer, documentary, sales, use, stamp, registration, value added and other such taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the documents to be delivered hereunder shall be borne and paid by Buyer when due; provided, however, such taxes shall exclude any and all federal and state net income taxes attributable to the net taxable income, gain, loss and items thereof allocable to the Seller and/or its members pursuant to applicable federal and state income tax laws arising from the transactions contemplated by this Agreement.  Buyer shall, at its own expense, timely file any tax return or other document with respect to such taxes or fees payable by Buyer. Buyer shall hold Seller harmless from and against any and all taxes assessed or imposed on the Purchased Assets after Closing or as a result of the Buyer’s ownership of the Purchased Assets on and after the Closing Date hereof.  Upon Buyer’s request, the Seller shall reasonably cooperate with Buyer in obtaining a tax clearance certificate for Seller from the Arizona Department of Revenue pursuant to ARS Section 42-1110; provided, however, that if such tax clearance certificate is not received by the Closing Date, then Buyer shall waive any requirement that such tax clearance certificate be obtained.

Section 3.04 Public Announcements. Unless otherwise required by applicable law, neither party hereto shall make any public announcements regarding this Agreement or the transactions contemplated hereby without the prior written consent of the other party (which consent shall not be unreasonably withheld or delayed).

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Section 3.05 Operation of Business. Commencing on the date of this Agreement and continuing until the Closing (the “Executory Period”), except as contemplated by this Agreement or in connection with the Ruling, Seller shall not incur any obligation or liability other than in the ordinary course of business, shall continue to operate the business in a manner consistent with past practices, and shall timely and fully discharge all of its debts, obligations and liabilities incurred during the Executory Period as they come due, other than with respect to amounts contested by Seller in good faith.

Section 3.06 Accounts Receivable.  After Closing, Seller shall reasonably cooperate with Buyer with respect to Buyer’s collection of the accounts receivable of the business which are outstanding as of the Closing Date.  To the extent any of such accounts receivable are collected by Seller on or after the Closing Date, Seller shall immediately remit such amounts to Buyer and all of such accounts receivable collected by Seller and/or Buyer after Closing shall be applied to the customer debtor's oldest accounts receivable first.

Section 3.07 Third Party Consents.  During the Executory Period, the parties hereto shall cooperate in obtaining all necessary approvals from all applicable governmental authorities and other third parties to the transactions contemplated by this Agreement.

Section 3.08 Seller Employees.  As of the Closing Date, Seller shall terminate the employment of all employees of Seller, and, at Buyer’s sole discretion, Buyer may offer employment, on an “at will” basis, to any or all of such employees. Seller and Buyer shall reasonably cooperate with each other with respect to the transition of any employees of Seller who are hired by Buyer and the compliance with all applicable laws in connection therewith. Seller will be responsible for, and Buyer shall have no obligations whatsoever for, all wages, benefits and/or other payment obligations, including accrued vacation and sick time, of the Seller’s employees. Buyer will be responsible for all wages, benefits and/or other payment obligations, including accrued vacation and sick time, of the employees of Seller hired by Buyer, to the extent arising from and accruing during the period after the Closing Date.

Section 3.09 Access to Information. For a period commencing on the date of this Agreement and continuing until the date that is 120 days after the Closing, Seller shall provide Buyer, at Buyer’s sole cost and expense, with reasonable access (for the purpose of examining and copying), during normal business hours and after scheduling such access at least five (5) days in advance, and in a manner that does not unreasonably interfere with Seller’s business, to the personnel, books and records of Seller related to the business of Antenna Plus, LLC, the Purchased Assets and the Assumed Liabilities with respect to periods or occurrences prior to or on the Closing Date that the Buyer reasonably needs to comply with reporting, disclosure, filing or other requirements imposed on the Buyer by all applicable governmental authorities having jurisdiction over the Buyer in connection with the transactions contemplated by this Agreement, including, without limitation, any requirement under applicable securities laws to provide audited financial statements of Seller not later than 71 calendar days following the due date of any Form 8-K required to be filed by Buyer in connection with the Closing. Seller shall reasonably cooperate with Buyer and Buyer's independent public accountants, at Buyer’s sole cost and expense, in connection with the completion of any audit or review of the historical financial statements of Seller, post-Closing financial statements of Buyer, and/or disclosure document of Buyer in connection with its compliance with applicable securities laws.

Section 3.10 Update to Schedules. At the Closing, Seller shall deliver to Buyer updated Schedules to this Agreement, in such form and substance as Buyer and Seller mutually agree in good faith, that reflect any changes to the Purchased Assets, the Assumed Liabilities and/or the Purchase Price allocation that occur between the date of this Agreement and Closing.

ARTICLE IV

DISCLAIMER OF WARRANTIES; LIMITATION OF LIABILITY

Section 4.01 Disclaimer of Warranties. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT WITH RESPECT TO THE PURCHASED ASSETS BEING FREE AND CLEAR OF ANY AND ALL ENCUMBRANCES OTHER THAN PERMITTED ENCUMBRANCES, SELLER MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING, BUT NOT LIMITED TO:  THE TITLE TO THE PURCHASED ASSETS; THE CONDITION, DESIGN OR QUALITY OF THE PURCHASED ASSETS; THE FITNESS OF THE PURCHASED ASSETS FOR USE OR FOR A PARTICULAR PURPOSE; THE MERCHANTABILITY OF THE PURCHASED ASSETS;

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COMPLIANCE OF THE PURCHASED ASSETS WITH THE REQUIREMENTS OF ANY LAWS, RULES, SPECIFICATIONS OR CONTRACTS PERTAINING THERETO; PATENT INFRINGEMENT; LATENT DEFECTS; THE QUALITY OF THE MATERIAL OR WORKMANSHIP OF THE PURCHASED ASSETS OR THE CONFORMITY OF THE PURCHASED ASSETS TO THE PROVISIONS AND SPECIFICATIONS OF ANY PURCHASE ORDER RELATING THERETO; THE OPERATION, USE OR PERFORMANCE OF THE PURCHASED ASSETS; OR ANY OTHER REPRESENTATION OR WARRANTY OF ANY KIND, NATURE OR DESCRIPTION, EXPRESS OR IMPLIED, WITH RESPECT TO THE OWNERSHIP, OPERATION, USE OR PERFORMANCE OF THE PURCHASED ASSETS.

Section 4.02 Limitation of Liability. NONE OF MCA FINANCIAL GROUP, LTD., ANTENNA PLUS, LLC, ANY OF THEIR RESPECTIVE AFFILIATES OR ANY OF THEIR RESPECTIVE CURRENT OR FORMER OFFICERS, DIRECTORS, MEMBERS OR AGENTS SHALL HAVE ANY LIABILITY TO BUYER OR ANY PERSONS WHOMSOEVER (INCLUDING LESSEES OR PURCHASERS OF ALL OR ANY OF THE PURCHASED ASSETS) FOR ANY CLAIM, LOSS, DAMAGE OR EXPENSE (INCLUDING ATTORNEY FEES) OF ANY KIND OR NATURE, WHETHER SPECIAL, CONSEQUENTIAL, ECONOMIC OR OTHERWISE, CAUSED OR ALLEGED TO BE CAUSED DIRECTLY, INDIRECTLY, INCIDENTAL OR CONSEQUENTIALLY BY THIS AGREEMENT, THE PURCHASED ASSETS (INCLUDING ANY PART THEREOF OR PRODUCTS THEREFROM, BY ANY INADEQUACY OF THE PURCHASED ASSETS OR DEFECT OR DEFICIENCY THEREIN) OR THE ASSUMED LIABILITIES, BY ANY INCIDENT WHATSOEVER ARISING IN STRICT LIABILITY OR OTHERWISE FROM ANY PERSON’S NEGLIGENCE OR OTHERWISE, OR FOR ANY LOSS OF BUSINESS OR DAMAGE WHATSOEVER AND HOWSOEVER CAUSED, OR ARISING OUT OF THIS AGREEMENT, THE PURCHASED ASSETS OR THE ASSUMED LIABILITIES. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, NOTHING HEREIN SHALL RELEASE, SETTLE, WAIVE, DISCHARGE, SATISFY, IMPAIR OR AFFECT IN ANY WAY THE CLAIMS OR DEFENSES IN THE LITIGATION CAPTIONED LIIMATAINEN V. THILL, CASE NO. 2016-000743, CURRENTLY PENDING BEFORE THE MARICOPA COUNTY SUPERIOR COURT.

ARTICLE V

MISCELLANEOUS

Section 5.01 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 5.02 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (i) when delivered by hand (with written confirmation of receipt); (ii) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (iii) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (iv) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 5.02):

If to Seller:	MCA Financial Group, Ltd.,
as the appointed receiver for Antenna Plus, LLC
4909 N. 44th Street
Phoenix, Arizona 85018
Attention: Morrie Aaron
Facsimile: (480) 287-9058
E-mail: maaron@mca-financial.com

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with a copy to (which shall not constitute notice):	Quarles & Brady LLP
One Renaissance Square
Two North Central Avenue
Phoenix, Arizona 85004
Attention: W. Scott Jenkins, Jr.
Facsimile: (602) 420-5031
Email: scott.jenkins@quarles.com

If to Buyer:	Airgain, Inc.
3611 Towne Centre Court, Suite 150
San Diego, CA 92130
Attention: Leo Johnson
Facsimile: 760-579-0892
E-mail: LJohnson@airgain.com

with a copy to (which shall not constitute notice):	Latham & Watkins LLP
12670 High Bluff Drive
San Diego, CA 92130
Attention: Matthew T. Bush
Facsimile: 858-523-5450
E-mail: Matt.Bush@lw.com

Section 5.03 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 5.04 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

Section 5.05 Entire Agreement. This Agreement, together with the exhibits and schedules attached hereto and incorporated herein by this reference and the other documents to be delivered hereunder, constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and the documents to be delivered hereunder, the statements in the body of this Agreement will control.

Section 5.06 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, however, that Seller agrees that, prior to Closing, Buyer may assign its rights and obligations under this Agreement to another legal entity of which Buyer is the majority owner. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 5.07 No Third-party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 5.08 Amendment and Modification. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto.

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Section 5.09 Waiver. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 5.10 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Arizona without giving effect to any choice or conflict of law provision or rule (whether of the State of Arizona or any other jurisdiction).

Section 5.11 Submission to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the State of Arizona in each case located in the County of Maricopa, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

Section 5.12 Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 5.13 Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 5.14 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

(SIGNATURE PAGE(S) FOLLOW)

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

MCA FINANCIAL GROUP, LTD., as the appointed receiver for Antenna Plus, LLC

By	/s/ Stacie Witten
Name:	Stacie Witten
Title:	Receiver

AIRGAIN, INC.

By	/s/ Charles Myers
Name:	Charles Myers
Title:	Chief Executive Officer

(Signature Page to Asset Purchase Agreement)

EXHIBIT A

Bill of Sale

THIS BILL OF SALE, dated as of April ___, 2017, is being delivered pursuant to Section 2.02(a)(i) of that certain Asset Purchase Agreement, dated as of April 7, 2017 (the “Purchase Agreement”), by and between MCA Financial Group, Ltd., as the appointed receiver for Antenna Plus, LLC, an Arizona limited liability company (“Seller”), and Airgain, Inc., a Delaware corporation (“Buyer”).

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Seller does hereby grant, bargain, transfer, sell, assign, convey and deliver to Buyer all of Seller’s right, title and interest in and to the tangible personal property included in the Purchased Assets (as defined in the Purchase Agreement), to have and to hold the same unto Buyer, its successors and assigns, forever.

Buyer acknowledges that Seller makes no representation or warranty with respect to the assets being conveyed hereby except as specifically set forth in the Purchase Agreement.

IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be executed as of the date first written above.

MCA FINANCIAL GROUP, LTD., as the appointed receiver for Antenna Plus, LLC

By
Name:
Title:

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EXHIBIT B

Assignment and Assumption Agreement

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”), dated as of April ___, 2017, is entered into by and between MCA Financial Group, Ltd., as the appointed receiver for Antenna Plus, LLC, an Arizona limited liability company (“Seller”), and Airgain, Inc., a Delaware corporation (“Buyer”).

WHEREAS, Seller and Buyer have entered into a certain Asset Purchase Agreement, dated as of April 7, 2017 (the “Purchase Agreement”), pursuant to which, among other things, Seller has agreed to assign to Buyer all of Seller’s rights, title and interests in and to the intangible assets included in the Purchased Assets (as defined in the Purchase Agreement), and Buyer has agree to accept such assignment, subject to the terms and conditions of the Purchase Agreement;

WHEREAS, pursuant to the Purchase Agreement, Buyer has agreed to assume all of Seller’s duties and obligations included in the Assumed Liabilities (as defined in the Purchase Agreement), subject to the terms and conditions of the Purchase Agreement; and

WHEREAS, this Agreement is being entered into pursuant to Section 2.02(a)(ii) of the Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.Definitions.  All capitalized terms used in this Agreement but not otherwise defined herein are given the meanings set forth in the Purchase Agreement.

2.Assignment.  Seller hereby sells, assigns, grants, conveys and transfers to Buyer all of Seller’s right, title and interest in and to the intangible assets included in the Purchased Assets, and Buyer hereby accepts such assignment.

3.Assumption.  Buyer hereby assumes all of Seller’s duties and obligations included in the Assumed Liabilities and agrees to pay, perform and discharge, as and when due, all of the obligations of Seller included in the Assumed Liabilities accruing on and after the Effective Time.

4.Terms of the Purchase Agreement.  The terms of the Purchase Agreement, including, but not limited to, the representations, warranties, covenants, agreements and indemnities relating to the Purchased Assets and the Assumed Liabilities are incorporated herein by this reference.  The parties hereto acknowledge and agree that the representations, warranties, covenants, agreements and indemnities contained in the Purchase Agreement shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms of the Purchase Agreement and the terms of this Agreement, the terms of the Purchase Agreement shall govern.

5.Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Arizona without giving effect to any choice or conflict of law provision or rule (whether of the State of Arizona or any other jurisdiction).

6.Counterparts.  This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party and delivered to each other party.  A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

(SIGNATURE PAGE(S) FOLLOW)

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers or other representatives thereunto duly authorized.

MCA FINANCIAL GROUP, LTD., as the appointed receiver for Antenna Plus, LLC

By
Name:
Title:

AIRGAIN, INC.

By
Name:
Title:

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EXHIBIT C

Intellectual Property Assignment Agreement

THIS INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT (this “Agreement”), dated as of April ___, 2017, is entered into by and between MCA Financial Group, Ltd., as the appointed receiver for Antenna Plus, LLC, an Arizona limited liability company (“Seller”), and Airgain, Inc., a Delaware corporation (“Buyer”).

WHEREAS, Seller and Buyer have entered into a certain Asset Purchase Agreement, dated as of April 7, 2017 (the “Purchase Agreement”), pursuant to which, among other things, Seller has agreed to assign to Buyer all of Seller’s rights, title and interests in and to certain intellectual property of Seller, and Buyer has agree to accept such assignment, subject to the terms and conditions of the Purchase Agreement; and

WHEREAS, this Agreement is being entered into for recording with the United States Patent and Trademark Office pursuant to Section 2.02(a)(iii) of the Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.Assignment.  Seller hereby sells, assigns, grants, conveys and transfers to Buyer, and Buyer hereby accepts, all of Seller’s worldwide right, title and interest in and to:

(a)the patents and patent applications set forth on Schedule 1 hereto and all issuances, divisions, continuations, continuations-in-part, reissues, extensions, reexaminations, and renewals thereof;

(b)all rights of any kind whatsoever of Seller accruing under any of the foregoing provided by applicable law of any jurisdiction, by international treaties and conventions, and otherwise throughout the world;

(c)any and all royalties, fees, income, payments, and other proceeds now or hereafter due or payable with respect to any and all of the foregoing; and

(d)any and all claims and causes of action, with respect to any of the foregoing, whether accruing before, on, or after the date hereof, including all rights to and claims for damages, restitution, and injunctive and other legal and equitable relief for past, present, and future infringement, dilution, misappropriation, violation, misuse, breach, or default, with the right but no obligation to sue for such legal and equitable relief and to collect, or otherwise recover, any such damages.

2.Recordation. Seller hereby authorizes the Commissioner for Patents in the United States Patent and Trademark Office to record and register this Agreement upon request by Buyer.

3.Terms of the Purchase Agreement.  The terms of the Purchase Agreement, including, but not limited to, the representations, warranties, covenants, agreements and indemnities relating to the Purchased Assets and the Assumed Liabilities are incorporated herein by this reference.  The parties hereto acknowledge and agree that the representations, warranties, covenants, agreements and indemnities contained in the Purchase Agreement shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein.  In the event of any conflict or inconsistency between the terms of the Purchase Agreement and the terms of this Agreement, the terms of the Purchase Agreement shall govern.

4.Governing Law.  Except to the extent that federal law preempts state law with respect to the matters covered hereby, this Agreement shall be governed by and construed in accordance with the internal laws of the State of Arizona without giving effect to any choice or conflict of law provision or rule (whether of the State of Arizona or any other jurisdiction).

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5.Counterparts.  This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party and delivered to each other party.  A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

MCA FINANCIAL GROUP, LTD., as the appointed receiver for Antenna Plus, LLC

By
Name:
Title:

AIRGAIN, INC.

By
Name:
Title:

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